EXHIBIT A

Fees

BISHOP STREET FUNDS

Fund	Share Class	Maximum Fee
Hawaii Municipal Bond Fund	Class I	0.25%
	Class A	0.25%
High Grade Income Fund	Class I	0.25%

THE ADVISORS’ INNER CIRCLE FUND

Fund	Share Class	Maximum Fee
Acadian Emerging Markets Portfolio	Investor	0.25%
	Y	0.10%
CIBC Atlas Disciplined Equity Fund	Investor	0.15%
CIBC Atlas Income Opportunities Fund	Investor	0.15%
CIBC Atlas Mid Cap Equity Fund	Investor	0.15%
CIBC Atlas All Cap Growth Fund	Investor	0.10%
CIBC Atlas Equity Income Fund	Investor	0.10%
CIBC Atlas International Growth Fund	Investor	0.10%
Cambiar Opportunity Fund	Investor	0.25%
Cambiar International Equity Fund	Investor	0.25%
Cambiar Small Cap Fund	Investor	0.25%
Cambiar Global Ultra Focus Fund	Investor	0.25%
Cambiar SMID Fund	Investor	0.25%
Cambiar Global Equity Fund	Investor	0.25%
Cambiar International Small Cap Fund	Institutional	0.25%
Cornerstone Advisors Core Plus Bond Fund	Institutional	0.05%
Cornerstone Advisors Global Public Equity Fund	Institutional	0.05%
Edgewood Growth Fund	Retail	0.25%
	Service	0.25%
Hamlin High Dividend Equity Fund	Investor	0.25%
Sands Capital Global Growth Fund	Investor	0.25%
THB Asset Management MicroCap Fund	Investor	0.25%
Westwood SMidCap Fund	Institutional	0.20%
Westwood SmallCap Fund	Institutional	0.20%
	Y Class	0.05%
Westwood High Income Fund	Institutional	0.19%
Westwood Alternative Income Fund	Institutional	0.15%

THE ADVISORS’ INNER CIRCLE FUND II

Fund	Share Class	Maximum Fee
Hancock Horizon Burkenroad Small Cap Fund	Investor	0.25%
	Class D	0.25%
Hancock Horizon Diversified International Fund	Investor	0.25%
Hancock Horizon Quantitative Long/Short Fund	Investor	0.25%
Hancock Horizon Louisiana Tax-Free Income Fund	Investor	0.25%
Hancock Horizon Mississippi Tax-Free Income Fund	Investor	0.25%
Hancock Horizon Diversified Income Fund	Investor	0.25%
Hancock Horizon Dynamic Asset Allocation Fund	Investor	0.25%
Hancock Horizon International Small Cap Fund	Investor	0.25%
Hancock Horizon Microcap Fund	Investor	0.25%
RQSI GAA Systematic Global Macro Fund	Retail	0.10%
Westfield Capital Large Cap Growth Fund	Investor	0.25%
Westfield Capital Dividend Growth Fund	Investor	0.25%

Revised: March 31, 2020